Rule 424(b)(3) 333-14032

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* NUMBER *	* DEPOSITARY SHARES *
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AMERICAN DEPOSITARY RECEIPT

evidencing

AMERICAN DEPOSITARY SHARES

representing

DEPOSITED ORDINARY SHARES OF

BT Group plc

(Incorporated under the laws of England and Wales)

JPMORGAN CHASE BANK, N.A., a national banking association organized under the laws of the United States, as Depositary (herein called the "Depositary"), hereby certifies that __________________ is the owner of ____________ American Depositary Shares ("American Depositary Shares"), representing deposited Ordinary Shares of 0.1 pence each ("Shares") of BT Group plc, a company incorporated in England and Wales (the "Company").  At the date hereof, each American Depositary Share represents ten (10) Shares (or evidence of rights to receive such Shares) deposited under the Deposit Agreement (hereinafter defined) at the principal London office of the Depositary (the "Custodian").

(1)  The Deposit Agreement.  This American Depositary Receipt is one of an issue (the "Receipts"), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement dated as of November 8, 2001 (as amended from time to time, the "Deposit Agreement") by and among the Company, the Depositary and all holders ("Holders") from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and becomes bound by all the terms and provisions thereof, hereof and of the Shares.  The Deposit Agreement sets forth the rights of Holders of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder, any Shares referred to in the second sentence of Section 2.09 thereof and any and all other securities, property and cash from time to time received at any time in respect of such Shares and held thereunder by or on behalf of the Depositary (such Shares, securities, property and cash are herein called "Deposited Securities").  Copies of the Deposit Agreement, the Shares and the Company's Memorandum and Articles of Association (herein called the "Articles") are on file at the office of the Depositary for the administration of its American depositary receipt business (herein called the "Depositary's Office"), the office of the Custodian and at any other designated transfer office.  The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement, as well as the Shares and the Articles, and are qualified by and subject to the detailed provisions thereof, to which reference is hereby made.  The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities.

(2)  Surrender of Receipts and Withdrawal of Shares.  Upon surrender at the Depositary's Office of this Receipt, and upon payment of the fee of the Depositary provided for in paragraph (7) on the face of this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Articles, the Shares and the other Deposited Securities, the Holder hereof is entitled to the delivery, to or upon the written order of such Holder, of the Deposited Securities at the time represented by the American Depositary Shares evidenced by this Receipt.  Delivery of such Deposited Securities may be made by the delivery of certificates in the name of the Holder hereof or as ordered by such Holder or by the delivery of certificates properly endorsed or accompanied by proper instruments of transfer.  Notwithstanding any provision of this Receipt or the Deposit Agreement to the contrary, the Depositary may restrict withdrawals of Deposited Securities only for the reasons set forth in General Instruction I.A.(1) of Form F-6 under the Securities Act of 1933.  By ordering delivery of certificates in the name of any person, the Holder hereof will warrant that such person agrees to be bound by all of the terms and conditions of the Articles (such warranty surviving the delivery of the Deposited Securities pursuant to this paragraph).  Such delivery will be made, subject to the Deposit Agreement and the Articles, without unreasonable delay at the London office of the Custodian or, at the request of the Holder hereof, the Depositary shall direct the Custodian to forward such Deposited Securities and proper documents of title therefor for delivery at the Depositary's Office; provided that the forwarding of Shares or other Deposited Securities for such delivery at the Depositary's Office shall be at the risk and expense of the Holder hereof.

(3)  Transfers, Split-ups and Combinations; Limitations.  This Receipt is transferable on the books of the Depositary by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt at any designated transfer office properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by applicable law; provided, that the Depositary may close the transfer books (a) after consultation with the Company at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement or (b) at the request of the Company.  Except as set forth above, this Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.  As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any Receipt or, subject to the third sentence of paragraph (2), transfer and withdrawal of any Deposited Securities, the Depositary or the Custodian may require (i) payment of a sum sufficient to reimburse it for any tax, duty or other governmental charge (including, without limitation, amounts in respect of any applicable stamp taxes) payable with respect thereto, any share transfer or registration fees in effect for the registration or registration of transfers of Shares generally on the share register of the Company; (ii) payment of any applicable fees as provided in paragraph (7) on the face of this Receipt; (iii) the production of proof satisfactory to it as to the identity and genuineness of any signature; and (iv) compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of the Deposit Agreement.

The Depositary may refuse to deliver Deposited Securities or Receipts, register the transfer of any Receipt, or make any distribution of, or related to, Deposited Securities until it has received such proof of citizenship, residence, exchange control approval, legal or beneficial ownership or other information as it may deem necessary or proper or as the Company may require by written request to the Depositary or the Custodian.  The delivery of Receipts against deposits of Shares generally may be suspended, or the delivery of Receipts against deposits of particular Shares may be withheld, or the registration of transfer or surrender of Receipts in particular instances may be refused, or the registration of transfer or surrender of outstanding Receipts generally may be suspended, during any period when the Receipt Register or the Share register of the Company (or the appointed agent of the Company for transfer and registration of Shares, which may but need not be Lloyds Bank Plc (the "Share Register") are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of the Articles, relevant law, any government or governmental body or commission or any securities exchange on which the Receipts or Shares are listed, or because of any provision of this Receipt or the Deposit Agreement.  Without limitation of the foregoing the Depositary will not knowingly accept for deposit under the Deposit Agreement any Shares that (a) if sold by the holder thereof in the United States (as defined in Regulation S under the Securities Act of 1933) would be subject to the registration provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares or such sale would be exempt from such registration provisions, (b) if sold by the holder thereof in Canada, would require the filing of a prospectus in respect thereof with the appropriate securities regulatory authorities in Canada, unless receipts for such prospectus have been issued by such authorities and are in effect as to such Shares, or (c) would thereby infringe any provisions of the Articles.

The Depositary will comply with written instructions of the Company not to accept for deposit under the Deposit Agreement any Shares identified in such instructions at such times and under such circumstances as may be specified in such instructions in order to facilitate the Company's compliance with the securities laws of the United States and Canada.

Neither the Depositary nor the Custodian will lend Shares or other Deposited Securities held under the Deposit Agreement.  Unless requested in writing by the Company to cease doing so at least two business days in advance of the proposed deposit, the Depositary may (but is not required to) issue from time to time Receipts prior to the delivery to it or the Custodian for deposit, pursuant to Section 2.02 of the Deposit Agreement, of the Shares in respect of which such Receipts are issued (each such issue being herein called a "Pre-release"). The Depositary will not make a Pre-release of any Receipts (each a "Pre-released Receipt") unless (a) such Pre-released Receipts are at all times fully collateralized (such collateral marked to market daily) with cash or U.S. government securities held by the Depositary for the benefit of Holders and beneficial owners until the Shares represented by such Pre-released Receipts are deposited, (b) the applicant for such Pre-released Receipts represents in writing that it was the beneficial owner of such Shares before the issuance of such Pre-released Receipts, assigns all beneficial right, title and interest in such Shares to the Depositary for the benefit of the Holders and undertakes to hold such Shares for the account of the Depositary in its capacity as such and for the benefit of the Holders and beneficial owners until delivery upon the Depositary's request and (c) the aggregate of all Pre-released Receipts at any time outstanding shall not, without the prior written consent of the Company (which consent may be withheld in the absolute discretion of the Company), represent more than 30% of Shares actually deposited.  The collateral referred to in clause (a) above shall be held by the Depositary in trust for the benefit of Holders of Receipts as security for the performance of the obligations to deliver Shares set forth in clause (b) above (and shall not, for the avoidance of doubt, constitute Deposited Securities).  The Depositary may, however, retain for its own account any earnings on such collateral and any other compensation received by it in connection with the issuance of Pre-released Receipts.

(4)  Liability of Holder for Taxes.  If any tax, duty or other governmental charge (including, without limitation, any stamp taxes) shall become payable by the Custodian or the Depositary with respect to this Receipt or any Deposited Securities underlying this receipt such tax or other governmental charge shall be payable by the Holder hereof, who shall pay the amount thereof to the Depositary.  The Depositary may refuse to effect any registration of transfer, split-up or combination of this Receipt or any transfer and withdrawal of Deposited Securities underlying this Receipt until such payment is made, and may withhold or deduct from any cash dividends or other cash distributions constituting Deposited Securities underlying this Receipt, or may sell for the account of the Holder hereof any part or all of the other Deposited Securities underlying this Receipt, and may apply such cash or the proceeds of any such sale in payment of any such tax, duty or other governmental charge or expense (and any taxes and expenses arising or incurred as a result of effecting any such sale), the Holder hereof remaining liable for any deficiency.

(5)  Warranties by Depositor.  Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued and outstanding, fully paid, and that the person making such deposit is duly authorized so to do.  In addition, such person shall be deemed to represent that such Shares are not liable to disenfranchisement or disposal by the Company pursuant to the Articles.  All such representations and warranties shall survive the deposit of Shares and issuance of Receipts therefor.

(6)  Charges of Depositary.  The Depositary may charge any party to whom Receipts are issued or who surrenders Receipts against delivery of Deposited Securities a fee of five U.S. dollars (US$5.00) or less per 100 American Depositary Shares (or portion thereof) for the issuance or surrender, respectively, of a Receipt. In connection with any cash dividend or other cash distribution under the Deposit Agreement, the Depositary may charge a fee of US$0.02 or less per American Depositary Share (or portion thereof), such amount to be deducted from the net amount distributed to Holders entitled thereto.  The Company or the Depositary will pay, in accordance with Section 5.09 of the Deposit Agreement, all other charges and expenses of the Depositary and those of any Receipt Registrar, co-transfer agent and co-registrar, with the exception of (i) taxes and other governmental charges (including, without limitation, any amounts in respect of any applicable stamp taxes), (ii) share transfer and registration fees on deposits of Shares and withdrawals of Deposited Securities, (iii) such cable, telex, facsimile and electronic transmission and delivery charges as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Shares or Holders of Receipts, and (iv) such expenses as are incurred by the Depositary in the conversion of foreign currency into U.S. or Canadian dollars (which are reimbursable out of such foreign currency).

(7)  Title to Receipts.  It is a condition of this Receipt, and every successive Holder hereof by accepting or holding this Receipt consents and agrees, that title to this Receipt (and to the Deposited Securities related thereto), when properly endorsed or accompanied by proper instruments of transfer, is, subject to the provisions of the Deposit Agreement, the Articles and this Receipt, transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to any distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes.

(8)  Validity of Receipt.  This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose unless executed by the Depositary by the manual signature of a duly authorized officer or, if a Receipt Registrar or co-registrar for the Receipts shall have been appointed, by the manual signature of a duly authorized signatory of such Receipt Registrar or such co-registrar.

(9)  Disclosure of Beneficial Ownership.  Notwithstanding any other provision of this Receipt or the Deposit Agreement, each Holder agrees to comply with requests from the Company, pursuant to the Articles or the U.K. Companies Acts 1985 to 1989 (or any statutory modification or re-enactment thereof) (the "Companies Act"), to provide information as to the capacity in which such Holder owns Receipts, the identity of any other person interested (as defined in the Articles or the Companies Act) in such Receipts and the nature and extent of such interest and any other information required by such request.  Each Holder acknowledges that failure to comply with such a request may result, inter alia, in the withdrawal of the voting rights of the Shares underlying such Holder's Receipts.  Each Holder agrees to comply with the provisions of the Articles and of the Companies Act with regard to notification to the Company of interests in Shares, which include provisions relating to disclosure of interests in the Company's ordinary share capital in excess of the percentage(s) of such capital provided for in the Articles and/or the Companies Act (at the date hereof, 3 percent).

(10)  Available Information.  The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly will file certain reports with the Commission.  Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission located at the date hereof at 100 F Street, N.E., Washington, D.C. 20549 or its authorized information vendors, as the case may be.

Dated:

JPMORGAN CHASE BANK, N.A., as Depositary and Registrar By: _____________________________ Authorized Officer

         The address of the Depositary's Office is 1 Chase Manhattan Plaza, Floor 58 , New York, New York 10005 .

[FORM OF REVERSE OF RECEIPT]

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
OF THE DEPOSIT AGREEMENT

(1)  Dividends and Distributions.  Whenever the Depositary shall receive any cash dividend or other cash distribution by the Company in respect of any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into U.S. dollars transferable to the United States or, as the case may be, Canada, and subject to the provisions of the Deposit Agreement, convert such dividend or distribution into U.S. dollars and distribute promptly, by check drawn on a bank in the United States, the amount thus received to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them, respectively; provided, however, that the amount distributed will be reduced by any amounts required to be withheld by the Company or the Depositary on account of taxes and any fees and expenses of the Depositary.  If in the judgment of the Depositary any amount received in foreign currency may not be converted on a reasonable basis into U.S. dollars transferable to the United States, or, as the case may be, Canada, or may not be so convertible for all of the Holders entitled thereto, the Depositary may in its discretion make such conversion, if any, and distribution in U.S. dollars to the extent permissible to the Holders entitled thereto and may distribute the balance of the foreign currency received and not so convertible by the Depositary to, or hold such balance (without liability for interest thereon) for the account of, the Holders entitled thereto for whom such conversion and distribution is not practicable.  If in the opinion of the Depositary any distribution other than cash or Shares upon any Deposited Securities cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including any securities law requirement or requirement that the Company or the Depositary withhold an amount on account of taxes) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale will be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash.  If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may with the Company's approval, and will if the Company shall so request, distribute to the Holders of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them, respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or distribution.  In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds of such sale as in the case of a distribution received in cash to the Holders entitled thereto.  If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.  In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall, after consultation with the Company, have discretion as to the procedure to be followed in making such rights available to the Holders of Receipts or in disposing of such rights on behalf of such Holders and making the net proceeds available as in the case of a distribution received in cash to such Holders; provided, however, that the Depositary will, if requested by the Company, either (a) make such rights available to Holders by means of warrants or otherwise, if lawful and feasible by such means, or (b) if making such rights available is not lawful or not feasible by such means, or if the rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, sell such rights or warrants or other instruments at public or private sale, at such place or places and upon such terms as the Depositary may deem proper, and allocate the proceeds of such sales for account of the Holders otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such Holders on account of exchange restrictions, the date of delivery of any Receipts or Receipts under the Deposit Agreement or otherwise and distribute the net proceeds thereof as in the case of a distribution received in cash.

Notwithstanding the foregoing provisions of this paragraph (1), in the case of Holders who are registered on the books of the Depositary with an address in Canada ("Canadian Holders") and who have not filed the election referred to below, references in this paragraph (1) to "U.S. dollars" shall mean and be deemed to refer to Canadian dollars.  Canadian Holders may file with the Depositary an election, in form and substance satisfactory to the Depositary, entitling them to receive any cash dividends or other cash distributions in U.S. dollars, provided that in order to take effect such election must be duly completed and received by the Depositary not less than 30 days before the record date of any such distribution.

(2)  Record Dates.  Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary will, after consultation with the Company, fix a record date which date shall, to the extent practicable, be the same as the record date fixed by the Company, for the determination of the Holders who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, subject to the provisions of the Deposit Agreement.

(3)  Voting of Deposited Securities.   Upon receipt of notice of any meeting or solicitations of consents or proxies of holders of Shares or other Deposited Securities, the Depositary shall as soon as practicable thereafter and, to the extent permitted by law, distribute to the Holders a notice which will contain (a) such information (or a summary thereof) as is contained in such notice of meeting or in such solicitation materials, if any, (b) a statement that the Holders at the close of business on a specified record date will be entitled, subject to any applicable provisions of law and of the Articles, and of the Deposited Securities, to instruct the Depositary as to the exercise of voting rights, if any, pertaining to the amount of Deposited Securities represented by the American Depositary Shares evidenced by their respective Receipts, and (c) a brief statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person or persons designated by the Company.  Upon the request of a Holder of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor in so far as practicable to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Receipt in accordance with such instructions.  The Depositary agrees not to vote the amount of Deposited Securities represented by the American Depositary Shares evidenced by a Receipt unless it receives instructions from the Holder of such Receipt.  In accordance with the Articles and English law, failure by a Holder, or a person holding an interest in Shares through a Holder, to comply with the Company's request for information of the nature referred to in paragraph 9 on the face of this Receipt may result, inter alia, in withdrawal of the voting rights of the Shares underlying the Receipts held by that Holder and thus of the rights described in this paragraph to direct the voting of Deposited Securities underlying such Receipts.

(4)  Changes Affecting Deposited Securities.  Upon any change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent the right to receive the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence.  In any such case, the Depositary may with the approval of the Company, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend of Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

(5)  Reports; Inspection of Transfer Books.  The Depositary will make available for inspection by Holders at the Depositary's Office or at any other designated transfer office any reports and communications received from the Company which are both (a) received by the Depositary or its nominee as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary will also send to Holders copies of such reports when furnished by the Company as provided in the Deposit Agreement.  The Depositary will keep books at its transfer office in New York City for the registration of Receipts and their transfer which at all reasonable times will be open for inspection by the Holders and the Company; provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement, the Receipts, the Shares or the Articles.

(6)  Withholding.  Notwithstanding any other provision of the Deposit Agreement, if the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto.

(7)  Liability of the Depositary and the Company.  None of the Depositary, the Company, or any director of the Company (herein called a Director) shall incur any liability to any Holder of this Receipt if, by reason of any provision of any present or future law of any country or of any governmental authority, or by reason of any provision, present or future, of the Articles or the Deposited Securities, or by reason of any act of God or war or other circumstance beyond its control, the Depositary or the Company shall be prevented or forbidden from or delayed in doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed.  None of the Depositary, the Company or any Director assumes any obligation or shall be subject to any liability under the Deposit Agreement to Holders, except that each of them agrees to use its reasonable efforts exercised in good faith in the performance of such duties as are specifically set forth in the Deposit Agreement.  None of the Depositary, the Company or any Director shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.  None of the Depositary, the Company or any Director shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any governmental authority, any person presenting Shares for deposit, any Holder, or any other person believed by it in good faith to be competent to give such advice or information.  The Depositary will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or non-action is in good faith.  Subject to the Articles and the Deposit Agreement, the Depositary may own and deal in any class of securities of the Company and its affiliates and in Receipts.  The Company has agreed to indemnify the Depositary and its nominee, the Custodian, the Receipt Registrar and any co-transfer agent or co-registrar (each called herein an "indemnified party") under certain circumstances.  Each indemnified party entitled to indemnity pursuant to the Deposit Agreement agrees to indemnify the Company under certain circumstances.

(8)  Resignation and Removal of Depositary; Substitution of Custodian.  The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The Depositary may at any time be removed as Depositary by the Company by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The Depositary may at any time appoint a substitute custodian and the term "Custodian" shall refer to such substitute.

(9)  Amendment of Deposit Agreement and Receipts.  The Receipts and the Deposit Agreement may at any time and from time to time be amended by agreement among the Company and the Depositary.  Any amendment that shall impose or increase any fees or charges (other than the fees of the Depositary for the execution and delivery or the cancellation of Receipts and taxes or other governmental charges), or that shall otherwise prejudice any substantial existing right of Holders of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the Holders of outstanding Receipts; provided that any amendments which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for American Depositary Shares or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders.  Every Holder of a Receipt at the time any such amendment so becomes effective, if such Holder shall have been given such notice, shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement or the Receipt as amended thereby.  In no event shall any amendment impair the right of the Holder hereof to surrender this Receipt and receive therefor the Deposited Securities represented hereby.

(10)  Termination of Deposit Agreement.  The Depositary will at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter will discontinue the registration of transfers of Receipts, will suspend the distribution of dividends to the Holders thereof, and will not give any further notices or perform any further acts under the Deposit Agreement, except the collection of dividends and other distributions pertaining to Deposited Securities, the sale of rights and the delivery of Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary.  At any time after the expiration of two years from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold in a segregated account the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, without liability for interest, in trust for the pro rata benefit of the Holders of Receipts not theretofore surrendered.  Thereafter the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash.

(11)  French Language Receipts.  So long as there is a co-transfer agent in Canada, Receipts shall be available in an English language version and (at designated transfer offices in Canada only) a French language version.  If French language Receipts are to be available, all Receipts issued to persons having a registered address in the Province of Quebec shall be issued at designated transfer offices in Canada in the French language version, unless the co-transfer agent issuing such Receipt is otherwise instructed in writing by the Holder to whom the Receipt is to be issued.  Receipts in the French language version will not be issued or accepted for any purpose (including transfers, combinations and split-ups) by the Depositary except at designated transfer offices in Canada.  An English language version of the Receipt may be exchanged for a French language version of the Receipt evidencing the same number of American Depositary Shares, and vice versa, upon surrender at any designated transfer office in Canada.  In the event of any conflict between the English language version and the French language version of any provision of the Receipts, the English language version of such provision shall be controlling.  By accepting this Receipt, the Holder hereof accepts that the Deposit Agreement, the Shares and the Articles and all related agreements and documents be in the English language only.

(12)  Certain Definitions.  Terms used in this Receipt which are not otherwise defined shall have the respective meanings ascribed to them in the Deposit Agreement.

(13)  Headings.  Headings contained herein are included for convenience only and are not to be used in construing or interpreting any provision hereof.

(14)  Governing Law.  The Deposit Agreement and this Receipt shall be interpreted and all rights thereunder and hereunder and provisions thereof and hereof shall be governed by the laws of the State of New York.